Exhibit 99.1

Contact: Charles Lambert

Senior Vice President of Finance & Treasurer

Medical Properties Trust, Inc.

(205) 397-8897

clambert@mpt.com

MPT REPORTS THIRD QUARTER RESULTS

Completed Previously Announced Transactions that Provided Approximately $680 Million in Asset Sale Proceeds and Significantly Extended Debt Maturities

Birmingham, AL – October 29, 2026 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPT) today announced financial and operating results for the third quarter ended September 30, 2026, as well as certain events occurring subsequent to quarter end.

•	Net income of $0.34 and Normalized Funds from Operations (“NFFO”) of $0.11 for the 2026 third quarter, all on a per share basis;

•

Completed the previously announced private offering of approximately $2.4 billion of secured notes, the proceeds of which were used to repay existing debt, including the 2026 notes as well as approximately 50% of the 2027 notes, resulting in a gain of $70 million in the quarter;

•	Completed the sales of certain assets which resulted in approximately $680 million in cash proceeds in the third quarter, representing an aggregate $158 million gain; and

•	Paid a regular quarterly dividend of $0.09 per share in October 2026.

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer, said, “Our results this quarter demonstrate the decisive steps we have taken to strengthen our balance sheet and create greater flexibility to further reduce debt and pursue selective growth opportunities. As healthcare providers around the world seek new solutions to capital challenges, our business model is more important than ever and we are well positioned to create long-term value for our shareholders.

“We are closely monitoring operations at HSA as they navigate continued revenue cycle management challenges that precluded payment of September rent, reducing our NFFO by two cents during the quarter. HSA recently engaged a leading management services provider, Ovation Healthcare, to oversee operations across the portfolio and improve billings and collections.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, operating results, and reconciliations of net income (loss) to NFFO, including per share amounts, all on a basis comparable to 2025 results.

PORTFOLIO UPDATE

MPT has total assets of approximately $14.4 billion, including $8.3 billion of general acute facilities, $2.4 billion of behavioral health facilities and $1.6 billion of post-acute facilities. As of September 30, 2026, MPT’s portfolio included 365 properties and approximately 37,000 licensed beds leased to or mortgaged by 52 hospital operating companies across the United States, as well as in the United Kingdom, Switzerland, Germany, Spain, Finland, Colombia, Italy and Portugal.

As previously disclosed, during the quarter, the Company sold its remaining interest in five hospitals in Utah for approximately $174 million. Additionally, the Company sold its interest in the real estate of two hospitals in Idaho to affiliates of Intermountain Health, an investment grade not-for-profit healthcare system, for approximately $371 million. The sales prices for each of these transactions significantly exceeded the Company’s original investments, again demonstrating the overall value of its portfolio of hospital real estate. Moreover, these and other recent transactions have provided $680 million in proceeds that are available for repayment of debt and other balance sheet improvement.

The Company continues to expect portfolio cash rents in excess of $1.0 billion in 2027, even after reduction of the rental income associated with assets sold in the third quarter. In addition, this estimate includes conservative assumptions about rental income associated with cash basis tenants, including HSA, which continues to be challenged by revenue collection and for whom the Company has recently provided additional working capital support during the quarter.

OPERATING RESULTS

Net income for the third quarter ended September 30, 2026 was $202 million ($0.34 per share), compared to a net loss of ($78 million) (($0.13) per share) in the year earlier period. NFFO for the third quarter ended September 30, 2026 was $64 million ($0.11 per share), compared to $77 million ($0.13 per share) in the year earlier period.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for October 29, 2026, at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2026. The dial-in numbers for the conference call are 833-461-5787 (Toll-Free) and 585-542-9983, and the Meeting ID is 336661409 to join the conference. The conference call and webcast replay will also be available via webcast in the Investor Relations section of the Company’s website, www.mpt.com. The webcast replay will be available for one year.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

The Company uses, and intends to continue to use, the Investor Relations page of its website, which can be found at www.mpt.com, as a means of disclosing material nonpublic information and complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investor Relations page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 365 facilities and approximately 37,000 licensed beds in nine countries and across three continents as of September 30, 2026. MPT’s financing model facilitates acquisitions and recapitalizations, and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.mpt.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, asset sales and the expected proceeds and gains therefrom, refinancings (including the timing of, and expected proceeds from, such refinancings), tenant arrangements (including master leases and lease restructurings, and the expected timing, anticipated rent and financial impact thereof), among others. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the timing, outcome and terms of the causes of action of Prospect Medical Holdings, Inc. (“Prospect”), which serve as collateral for debtor-in-possession and other fundings provided by MPT that remain outstanding, and of other recoveries in respect of the Company’s remaining Prospect investment, will not be consistent with those anticipated by the Company; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iv) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (v) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vi) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness, including extending our 2026 credit facility, as it becomes due, or pursue acquisition and development opportunities; (vii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (viii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (ix) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (x) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; (xi) the risks and uncertainties of litigation or other regulatory proceedings; and (xii) the impact of any governmental actions affecting our properties.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	September 30, 2026	December 31, 2025
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$11,921,015	$12,205,687
Investment in financing leases	384,419	421,684
Mortgage loans	131,726	123,651

Gross investment in real estate assets	12,437,160	12,751,022
Accumulated depreciation and amortization	(1,768,594)	(1,663,056)

Net investment in real estate assets	10,668,566	11,087,966
Cash and cash equivalents	599,282	540,859
Interest and rent receivables	19,137	19,210
Straight-line rent receivables	944,326	881,452
Investments in unconsolidated real estate joint ventures	1,045,475	1,399,777
Investments in unconsolidated operating entities	320,740	322,179
Other loans	283,015	186,292
Other assets	513,155	564,040

Total Assets	$14,393,696	$15,001,775

Liabilities and Equity
Liabilities
Debt, net	$9,260,257	$9,697,835
Accounts payable and accrued expenses	398,703	549,105
Deferred revenue	16,930	19,289
Obligations to tenants and other lease liabilities	95,380	128,297

Total Liabilities	9,771,270	10,394,526
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 597,157 shares at September 30, 2026 and 597,008 shares at December 31, 2025	597	597
Additional paid-in capital	8,583,101	8,573,396
Retained deficit	(4,066,730)	(4,136,011)
Accumulated other comprehensive income	104,405	168,213

Total Medical Properties Trust, Inc. stockholders’ equity	4,621,373	4,606,195
Non-controlling interests	1,053	1,054

Total Equity	4,622,426	4,607,249

Total Liabilities and Equity	$14,393,696	$15,001,775

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(Amounts in thousands, except for per share data)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
Rent billed	$195,305	$181,001	$596,225	$524,051
Straight-line rent	35,699	36,405	103,203	116,197
Income from financing leases	10,099	9,944	30,244	29,772
Interest and other income	9,037	10,172	31,816	31,660

Total revenues	250,140	237,522	761,488	701,680
Expenses
Interest	153,091	132,395	421,683	377,905
Real estate depreciation and amortization	70,343	66,993	209,513	198,282
Property-related (A)	11,399	8,993	32,541	26,891
General and administrative	29,036	37,734	96,012	105,842

Total expenses	263,869	246,115	759,749	708,920
Other income (expense)
Gain (loss) on sale of real estate	157,766	(9,115)	163,438	4,156
Real estate and other impairment charges, net	(23,870)	(81,761)	(59,670)	(159,284)
Earnings from equity interests	6,988	34,403	34,135	73,713
Debt refinancing and unutilized financing benefit (costs)	69,524	(14)	69,524	(3,629)
Other (including fair value adjustments on securities)	15,424	(1,498)	11,011	(171,138)

Total other income (expense)	225,832	(57,985)	218,438	(256,182)

Income (loss) before income tax	212,103	(66,578)	220,177	(263,422)
Income tax (expense) benefit	(10,026)	(10,872)	12,719	(30,112)

Net income (loss)	202,077	(77,450)	232,896	(293,534)
Net income attributable to non-controlling interests	(494)	(280)	(1,081)	(828)

Net income (loss) attributable to MPT common stockholders	$201,583	$(77,730)	$231,815	$(294,362)

Earnings per common share - basic and diluted:
Net income (loss) attributable to MPT common stockholders	$0.34	$(0.13)	$0.39	$(0.49)

Weighted average shares outstanding - basic	597,157	601,136	597,611	600,867
Weighted average shares outstanding - diluted	597,162	601,136	597,613	600,867
Dividends declared per common share	$0.09	$0.08	$0.27	$0.24

(A)

Includes $2.7 million and $2.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended September 30, 2026 and 2025, respectively, and $9.0 million and $9.3 million for the nine months ended September 30, 2026 and 2025, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(Amounts in thousands, except for per share data)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
FFO information:
Net income (loss) attributable to MPT common stockholders	$201,583	$(77,730)	$231,815	$(294,362)
Participating securities’ share in earnings	(353)	(256)	(1,221)	(597)

Net income (loss), less participating securities’ share in earnings	$201,230	$(77,986)	$230,594	$(294,959)

Depreciation and amortization	85,530	82,242	257,433	240,465
(Gain) loss on sale of real estate	(155,452)	9,115	(159,990)	(4,156)
Real estate impairment charges	12,123	78,677	22,765	126,645

Funds from operations	$143,431	$92,048	$350,802	$67,995

Other impairment charges, net	13,756	6,976	39,549	40,487
Litigation, bankruptcy and other costs	2,413	(1,125)	5,480	11,078
Share-based compensation (fair value adjustments) (A)	(8,075)	3,457	(21,362)	3,444
Non-cash fair value adjustments	(18,206)	(12,066)	(21,539)	123,370
Tax rate changes and other	21	(12,091)	(45,134)	(10,970)
Debt refinancing and unutilized financing (benefit) costs	(69,524)	14	(69,524)	4,273

Normalized funds from operations	$63,816	$77,213	$238,272	$239,677

Certain non-cash and related recovery information:
Share-based compensation (A)	$8,457	$8,885	$27,178	$27,420
Debt costs amortization	$4,814	$7,445	$19,480	$20,435
Non-cash rent and interest revenue (B)	$469	$349	$1,096	$349
Cash recoveries of non-cash rent and interest revenue (C)	$—	$556	$210	$1,620
Straight-line rent revenue from operating and finance leases	$(39,252)	$(39,688)	$(110,979)	$(124,945)
Per diluted share data:
Net income (loss), less participating securities’ share in earnings	$0.34	$(0.13)	$0.39	$(0.49)

Depreciation and amortization	0.14	0.14	0.43	0.40
(Gain) loss on sale of real estate	(0.26)	0.01	(0.27)	(0.01)
Real estate impairment charges	0.02	0.13	0.03	0.21

Funds from operations	$0.24	$0.15	$0.58	$0.11

Other impairment charges, net	0.02	0.01	0.07	0.06
Litigation, bankruptcy and other costs	0.01	—	0.01	0.02
Share-based compensation (fair value adjustments) (A)	(0.01)	0.01	(0.03)	0.01
Non-cash fair value adjustments	(0.03)	(0.02)	(0.04)	0.21
Tax rate changes and other	—	(0.02)	(0.07)	(0.02)
Debt refinancing and unutilized financing (benefit) costs	(0.12)	—	(0.12)	0.01

Normalized funds from operations	$0.11	$0.13	$0.40	$0.40

Certain non-cash and related recovery information:
Share-based compensation (A)	$0.01	$0.01	$0.05	$0.05
Debt costs amortization	$0.01	$0.01	$0.03	$0.03
Non-cash rent and interest revenue (B)	$—	$—	$—	$—
Cash recoveries of non-cash rent and interest revenue (C)	$—	$—	$—	$—
Straight-line rent revenue from operating and finance leases	$(0.07)	$(0.07)	$(0.19)	$(0.21)

Notes:

Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(A)

Total share-based compensation expense is $0.4 million and $12.3 million for the three months ended September 30, 2026 and 2025, respectively, and $5.8 million and $30.9 million for the nine months ended September 30, 2026 and 2025, respectively, (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and remeasured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects additional expense of $8.1 million and a benefit of $3.5 million in the three months ended September 30, 2026 and 2025, respectively, and additional expense of $21.4 million and a benefit of $3.4 million in the nine months ended September 30, 2026 and 2025, respectively, to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $8.5 million and $8.9 million for the three months ended September 30, 2026 and 2025, respectively, and $27.2 million and $27.4 million for the nine months ended September 30, 2026 and 2025, respectively.

(B)	Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind (“PIK”) interest or other accruals.

(C)	Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.